EXECUTION COPY

      -------------------------------------------------------------------


                             FOURTH TERMS SUPPLEMENT

                                     TO THE

                                    INDENTURE

                           DATED AS OF MARCH 28, 1995

                                     between

                             CLASSNOTES TRUST 1995-I

                     (f/k/a Education Loan Alliance 1995-I)

                                       and

                              BANKERS TRUST COMPANY


                                Indenture Trustee
                                ---------------

                          Dated as of December 27, 1996
                              ----------------------

                                    Securing

                                  $140,000,000

                               ASSET-BACKED NOTES

                                  SERIES 1996-2


      -------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.       Definitions...........................................2

                                   ARTICLE II

                        AUTHORIZATION, TERMS AND ISSUANCE

SECTION 2.1.       Authorization of Series 1996-2 Notes..................6
SECTION 2.2.       Purposes..............................................7
SECTION 2.3.       Terms of Series 1996-2 Notes Generally................7
SECTION 2.4.       Series 1996-2 Notes...................................8
SECTION 2.5.       Class Interest Rate..................................10
SECTION 2.6.       Additional Provisions Regarding the Interest
                   Rates on the Series 1996-2 Notes.....................11

                                   ARTICLE III

                                  DISTRIBUTIONS

SECTION 3.1.       Distribution of Interest and Principal...............12
SECTION 3.2.       Selection of Notes to Receive Payments
                   of Principal.........................................12

                                   ARTICLE IV

                                  MISCELLANEOUS

SECTION 4.1.       Issuer for This Fourth Terms Supplement.............12
SECTION 4.2.       Counterparts........................................12
SECTION 4.3.       Indenture Constitutes a Security Agreement..........12
SECTION 4.4.       Governing Law.......................................12
SECTION 4.5.       Ratification of Master Indenture....................13

EXHIBIT A          Form of LIBOR Rate Notes
EXHIBIT B          Form of Notice of Payment Default
EXHIBIT C          Form of Notice of Cure of Payment Default

     FOURTH TERMS SUPPLEMENT, dated as of December 27, 1996, between CLASSNOTES TRUST 1995-I (formerly known as Education Loan Alliance 1995-I), a Pennsylvania business trust, (the "Issuer") acting through DAUPHIN DEPOSIT BANK AND TRUST COMPANY, a Pennsylvania bank and trust company, not in its individual capacity but solely as eligible lender trustee (the "Eligible Lender Trustee"), and BANKERS TRUST COMPANY, a New York banking corporation duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York, with its principal corporate trust office in New York, New York, (the "Indenture Trustee"), as Indenture Trustee under a Master Indenture dated as of March 28, 1995 (the "Master Indenture").


                              PRELIMINARY STATEMENT

     Section 2.3 of the Master Indenture provides, among other things, that the Issuer, as provided in the Trust Agreement, and the Indenture Trustee may enter into an indenture supplemental to the Master Indenture for the purpose of authorizing a Series of Notes and to specify certain terms of such Series of Notes. The Issuer has duly authorized the creation of a Series of Notes in an aggregate principal amount not to exceed $140,000,000 to be known as the Issuer's Asset Backed Notes, Series 1996-2 (the "Series 1996-2 Notes"), and the Issuer and the Indenture Trustee are executing and delivering this Fourth Terms Supplement in order to provide for the Series 1996-2 Notes. Except as otherwise specified herein, or as the context may require, capitalized terms used but not defined herein are defined in Appendix A to the Third Supplemental Sale and Servicing Agreement dated as of December 27, 1996 (the "Third Supplemental Sale and Servicing Agreement") among the Issuer, Trans-World Insurance Company (the "Administrator"), the Eligible Lender Trustee and The Money Store Inc. ("TMSI"), which Appendix A also contains rules as to usage that shall be applicable herein.

                                GRANTING CLAUSES

     The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 1996-2 Notes, and (other than with respect to clause (d) below) any Series of Notes issued previously and any Series of Notes that may be issued hereafter, all of the Issuer's right, title and interest in and to (a) the Financed Student Loans listed in Schedule A to the Third Supplemental Sale and Servicing Agreement (as such Schedule may be amended from time to time including, but not limited to, by the purchase by the Trust during the Funding Period of any Additional Financed Student Loans) and all obligations of the Obligors thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), on and after the applicable Cut-off Date (or, with respect to the Additional Financed Student Loans, the applicable Subsequent Cut-off Date), (b) all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and in all investments and proceeds thereof (including all income thereon), (c) all proceeds of the foregoing, including without limitation, proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property and (d) the Note Surety Bond relating to the Series 1996-2 Notes. Such Grants are made, however, in trust, to secure the Series 1996-2 Notes and, other than with respect to clause (d) above, any Series of Notes issued previously and any Series of Notes issued hereafter, equally and ratably without prejudice, priority or distinction, between any Note and any other Note by reason of difference in time of issuance or otherwise except to the extent otherwise described herein, and to secure (i) the payment of all amounts due on the Series 1996-2 Notes, any Series of Notes issued previously and any Series of Notes issued hereafter, as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable under the Master Indenture or this Fourth Terms Supplement with respect to the Series 1996-2 Notes, any Series of Notes issued previously and any Series of Notes issued hereafter, and (iii) compliance with the provisions of the Master Indenture and this Fourth Terms Supplement with respect to the Series 1996-2 Notes, any Series of Notes issued previously and any Series of Notes issued hereafter, all as provided in the Master Indenture and this Fourth Terms Supplement.

     The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and of the Master Indenture and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Series 1996-2 Notes, any Series of Notes issued previously by the Issuer and any Series of Notes issued by the Issuer hereafter may be adequately and effectively protected.


                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1.  DEFINITIONS.

                  "ADMINISTRATOR" means Trans-World Insurance Company d/b/a Educaid, an Arizona insurance company, and its successors and assigns.

                  "AUTHORIZED DENOMINATIONS" means, with respect to the Series 1996-2 Notes, $50,000 and integral multiples of $1,000 in excess thereof.

                  "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

                   "BUSINESS DAY" means any day on which the New York Stock Exchange is open for trading and any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, California, New Jersey or Pennsylvania are authorized or obligated by law, regulation or executive order to remain closed.

                  "CLASS A-9 NOTES", has the meaning set forth in
Section 2.1 herein.

                   "CLASS INITIAL PERIOD" means, as to the Class A-9 Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Class Initial Rate Adjustment Date for the Class A-9 Notes.

                   "CLASS INITIAL RATE" means 5.74406% per annum for the Class A-9 Notes.

                   "CLASS INITIAL RATE ADJUSTMENT DATE" means with respect to the Class A-9 Notes, January 15, 1997.

                   "CLASS INTEREST PERIOD" means, with respect to the Class A-9 Notes, the Class Initial Period and each period commencing on a Class Rate Adjustment Date for such Class and ending on the day before (i) the next Class Rate Adjustment Date for such Class or (ii) the Final Maturity Date of such Class, as applicable.

                  "CLASS INTEREST RATE" means each variable rate of interest per annum borne by the Class A-9 Notes for each Class Interest Period and determined in accordance with the provisions of Sections 2.4 and 2.5 hereof; provided, however, that in the event of an Event of Default, the Class Interest Rate shall equal the Non-Payment Rate.

                   "CLASS RATE ADJUSTMENT DATE" means the date on which an Interest Rate is effective with respect to the Class A-9 Notes, which is the 15th day of each calendar month.

                   "CLASS RATE DETERMINATION DATE" means, with respect to the Class A-9 Notes, the date which is both a Business Day and a London Banking Day immediately preceding the date of commencement of an Interest Period for the Class A-9 Notes.

                   "CLOSING DATE" means with respect to the Series 1996-2 Notes, December 27, 1996, the date of initial issuance and delivery of the Series 1996-2 Notes hereunder.

                   "CUT-OFF DATE" means, (i) with respect to the Financed Student Loans already pledged to the Indenture Trustee on the Closing Date, November 30, 1996 and (ii) with respect to the Financed Student Loans pledged to the Indenture Trustee on the Closing Date, December 26, 1996.

                   "EFFECTIVE INTEREST RATE" means, for any Financed Student Loan and any Collection Period, the per annum rate at which such Financed Student Loan accrues interest during such Collection Period, and in the case of a Federal Loan, after giving effect to all applicable Interest Subsidy Payments and Special Allowance Payments due with respect to such Federal Loan.

                   "EVENT OF DEFAULT" means, with respect to the Series 1996-2 Notes, (i) a default in the due and punctual payment of any installment of interest or principal on the Class A-9 Notes, or (ii) a default in the due and punctual payment of any interest on and principal of the Class A-9 Notes at their Final Maturity Date.

                   "FINAL MATURITY DATE" means April 15, 2002 with respect to the Class A-9 Notes.

                   "FOURTH TERMS SUPPLEMENT" means this Fourth Terms Supplement, as from time to time amended or supplemented.

                   "FUNDING PERIOD" means, with respect to the Series 1996-2 Notes, the period beginning on the Closing Date and ending on the first to occur of (a) the Note Distribution Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with any Additional Fundings on or prior to such Note Distribution
Date) is less than $200,000, (b) the date on which an Event of Default, a Master Servicer Default or an Administrator Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller and (d) the close of business on April 1, 1997, or such later date as may be agreed to by the Surety Provider.

                   "INTEREST PERIOD" means, with respect to any Class of Series 1996-2 Notes, the respective Class Interest Period.

                   "INTEREST RATE" means, with respect to the Series 1996-2 Notes, the rate of interest per annum borne by such Class as of the time referred to, including, without limitation, the related Class Initial Rate and the related Class Interest Rate.

                   "LIBOR DETERMINATION DATE" means, with respect to the Class A-9 Notes, the date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

                   "LIBOR RATE NOTES" means the Class A-9 Notes.

                   "LONDON BANKING DAY" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                   "MASTER INDENTURE" means the Master Indenture dated as of March 28, 1995, as amended from time to time, between the Issuer and the Indenture Trustee.

                   "NET LOAN RATE" means for any Interest Period, the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less 1.60%.

                   "NON-PAYMENT RATE" means One-Month LIBOR plus 1.50%.

                   "NOTEHOLDERS' INTEREST CARRYOVER" means, with respect to any Interest Period for which the Class Interest Rate for such Interest Period is based on the Net Loan Rate, the amount equal to the excess, if any, of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Period had interest been calculated based on the applicable One-Month LIBOR over (b) the amount of interest on such Class of Notes actually accrued in respect of such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods (and interest accrued thereon, to the extent permitted by law, at the applicable rate calculated based on One-Month LIBOR); provided, however, that, with respect to any Class of LIBOR Rate Notes, on the related Final Maturity Date, the portion of the Noteholders' Interest Carryover allocable to such Class of Notes will be equal to the lesser of (i) the Noteholders' Interest Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to such Class of Notes on such date pursuant to Sections 5.5(e)(iv) and 5.6(b)(B) of the Third Supplemental Sale and Servicing Agreement.

                   "NOTE DISTRIBUTION DATE" means with respect to the Class A-9 Notes, the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing January 1997.

                   "NOTE SURETY BOND" means each surety bond issued by the Surety Provider in favor of the Eligible Lender Trustee for the benefit of the holders of the Class A-9 Notes.

                   "ONE-MONTH LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

                   "PAYMENT DEFAULT" means, with respect to the Class A-9 Notes, a default in the due and punctual payment of any Noteholders' Interest Distribution Amount or Noteholders' Principal Distribution Amount on the related Note Distribution Date or Final Maturity Date, as applicable.

                   "RECORD DATE" means, with respect to the Class A-9 Notes, the close of business on the second Business Day immediately preceding the related Note Distribution Date.

                   "REFERENCE BANK" means a lending bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator or The Money Store Inc. and (iii) having an established place of business in London.

                   "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                   ARTICLE II.

                        AUTHORIZATION, TERMS AND ISSUANCE

                   SECTION 2.1. AUTHORIZATION OF SERIES 1996-2 NOTES. There is hereby authorized the borrowing of funds, and to evidence such borrowing there is hereby authorized one Class of Series 1996-2 Notes (the "Series 1996-2 Notes"), designated the "ClassNotes Trust 1995-I Asset-Backed Notes, Series 1996-2, Class A-9" (the "Class A-9 Notes") in the aggregate principal amount of $140,000,000.

                   SECTION 2.2. PURPOSES. The Series 1996-2 Notes are authorized to finance the acquisition by the Issuer of Financed Student Loans and to make deposits to the Trust Accounts required hereby.

                   SECTION 2.3. TERMS OF SERIES 1996-2 NOTES GENERALLY. The Series 1996-2 Notes shall be issued in fully registered form, in substantially the form set forth in Exhibit A hereof, with such variations, omissions and insertions as may be required by the circumstances, as may be required or permitted by the Master Indenture and this Fourth Terms Supplement, or be consistent with the Master Indenture and this Fourth Terms Supplement and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

                   The Series 1996-2 Notes may be issued only in Authorized Denominations. The Series 1996-2 Notes shall be dated as of the Closing Date. The Class A-9 Notes shall mature on its Final Maturity Date. The Class A-9 Notes shall be numbered consecutively from 1 upwards with the prefix A-9 - preceding each number. The Series 1996-2 Notes shall be issued to a Securities Depository for use in a Book-Entry System in accordance with the provisions of Section 2.13 of the Indenture.

                   Interest on each Series 1996-2 Note shall accrue on the Outstanding Amount of such Series 1996-2 Note until such Series 1996-2 Note has been paid in full or payment has been duly provided for, as the case may be, and shall accrue from the later of the initial date thereof or the most recent Note Distribution Date to which interest has been paid or duly provided for. Each Series 1996-2 Note shall bear interest at an interest rate determined in accordance with the provisions and subject to the limitations set forth herein, and interest on the Class A-9 Notes shall be paid for the related Class Initial Period and each Class Interest Period for such Class thereafter on each Note Distribution Date for such Class and on each date of payment of principal thereof to the extent of interest accrued on the principal then being paid.

                   Principal will be paid to the Class A-9 Notes on each Note Distribution Date for such Class in an amount equal to the Noteholder's Principal Distribution Amount on such Note Distribution Date; provided, however, that if any Class of a Series of Notes issued previously or hereafter has an earlier Final Maturity Date than the Class A-9 Notes, principal will be paid to each such Class of previously or subsequently issued Notes with an earlier Final Maturity Date prior to the Class A-9.

                   SECTION 2.4. SERIES 1996-2 NOTES. The initial Rate Adjustment Date for the Class A-9 Notes shall be the Class Initial Rate Adjustment Date.

                   During the Class Initial Period, the Class A-9 Notes shall bear interest at the Class Initial Rate for such Class. Thereafter, the Class A-9 Notes shall bear interest during each applicable Interest Period at a Class Interest Rate equal to (i) the lesser of One-Month LIBOR plus 0.08% and (ii) the Net Loan Rate.

                   During the Class Initial Period for the Class A-9 Notes and each Interest Period thereafter, interest at the Class Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                   Notwithstanding the foregoing,

                   (a) if an Event of Default shall have occurred, the Class Interest Rate on the Class A-9 Notes for the Class Interest Period for such Class commencing on or immediately after such Event of Default, and for each Class Interest Period thereafter, to and including the Class Interest Period, if any, during which, or commencing less than two Business Days after, such Event of Default is cured in accordance with the Master Indenture and this Fourth Terms Supplement, shall equal the Non-Payment Rate on the first day of each such Class Interest Period.

                   (b) If the LIBOR Rate for a Class of LIBOR Rate Notes is greater than the Net Loan Rate, then the Class Interest Rate applicable to such Class of Series 1996-2 Notes for that Class Interest Period will be the Net Loan Rate. If the Class Interest Rate applicable to such Class of Series 1996-2 Notes for any Class Interest Period is the Net Loan Rate, the Indenture Trustee shall determine the Noteholders' Interest Carryover, if any, with respect to such Class of Series 1996-2 Notes for such Class Interest Period. Such Noteholders' Interest Carryover shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Indenture Trustee) from the Note Distribution Date for the Class Interest Period with respect to which such Noteholders' Interest Carryover was calculated, until paid. For purposes of this Fourth Terms Supplement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued on any such Noteholders' Interest Carryover. Such Noteholders' Interest Carryover shall be separately calculated for each Series 1996-2 Note of such Class by the Indenture Trustee during such Class Interest Period in sufficient time for the Indenture Trustee to give notice to each Noteholder of such Noteholders' Interest Carryover as required in the next succeeding sentence. On the Note Distribution Date for a Class Interest Period with respect to which such Noteholders' Interest Carryover for a Class of Series 1996-2 Notes has been calculated by the Indenture Trustee, the Indenture Trustee shall give written notice to each Noteholder of the applicable Class of the Noteholders' Interest Carryover applicable to each Noteholder's Series 1996-2 Note of such Class, which written notice may be included in any other written statement sent by the Indenture Trustee to such Noteholders, and shall be mailed on such Note Distribution Date by first-class mail, postage prepaid, to each such Noteholder at such Noteholder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Noteholders' Interest Carryover, that, unless and until the Final Maturity Date for such Class of Series 1996-2 Notes has occurred (after which all accrued Noteholders' Interest Carryover (and all accrued interest thereon) that remains unpaid shall be canceled and no Noteholders' Interest Carryover (and interest accrued thereon) shall be paid with respect to a Series 1996-2 Note of such Class), (i) the Noteholders' Interest Carryover (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Indenture Trustee on a Series 1996-2 Note of such Class on the first occurring Note Distribution Date for such Class for a subsequent Class Interest Period if and to the extent that
(1) during such Class Interest Period no additional Noteholders' Interest Carryover is accruing on such Class of Series 1996-2 Notes and (2) moneys are available pursuant to the terms of this Fourth Terms Supplement and the applicable Sale and Servicing Agreement in an amount sufficient to pay all or a portion of such Noteholders' Interest Carryover and (ii) interest shall accrue on the Noteholders' Interest Carryover at a rate equal to One-Month LIBOR until such Noteholders' Interest Carryover is paid in full or the related Final Maturity Date occurs.

                   The Noteholders' Interest Carryover for a Class of Series 1996-2 Notes shall be paid by the Indenture Trustee on Outstanding Series 1996-2 Notes of such Class on the Note Distribution Date for such Class following the first occurring Note Distribution Date for a subsequent Class Interest Period if and to the extent that during such Class Interest Period no additional Noteholders' Interest Carryover is accruing on such Class of Series 1996-2 Notes. Any Noteholders' Interest Carryover (and any interest accrued thereon) on any Series 1996- 2 Note which is due and payable on the related Final Maturity Date shall be paid to the Noteholder thereof on said Final Maturity Date to the extent that moneys are available therefor in accordance with the provisions of this Fourth Terms Supplement and the applicable Sale and Servicing Agreement; provided, however, that any Noteholders' Interest Carryover (and any interest accrued thereon) which is not yet due and payable on said Final Maturity Date shall be canceled with respect to said Series 1996-2 Notes on said Final Maturity Date. To the extent that any portion of the Noteholders' Interest Carryover for a Class of Series 1996-2 Notes remains unpaid after payment of a portion thereof, such unpaid portion of the Noteholders' Interest Carryover shall be paid in whole or in part as required hereunder until fully paid by the Indenture Trustee on the next occurring Note Distribution Date or Dates, as necessary, for a subsequent Class Interest Period or Periods for such Class, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Note Distribution Date on which the Indenture Trustee pays only a portion of the Noteholders' Interest Carryover on an Series 1996-2 Note of such Class, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Noteholder of such Series 1996-2 Note receiving such partial payment of the Noteholders' Interest Carryover remaining unpaid on such Series 1996-2 Note.

                   The Note Distribution Date in such subsequent Class Interest Period on which such Noteholders' Interest Carryover for a Class of Series 1996-2 Notes shall be paid shall be determined by the Indenture Trustee in accordance with the provisions of the immediately preceding paragraph, and the Indenture Trustee shall make payment of the Noteholders' Interest Carryover in the same manner as, and from the same Account from which, it pays interest on the Series 1996-2 Notes on a Note Distribution Date.

                   (c) In the event that the Indenture Trustee no longer determines, or fails to determine, when required, the Class Interest Rate with respect to the Series 1996-2 Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable by a court of competent jurisdiction, the Class Interest Rate for the next succeeding Class Interest Period for the Series 1996-2 Notes shall be the Net Loan Rate as determined by the Administrator (which is responsible for notifying the Indenture Trustee of such Net Loan Rate), for such next succeeding Interest Period.

                  SECTION 2.5.  CLASS INTEREST RATE.

                   SECTION 2.5.1. PAYMENT DEFAULTS. The Indenture Trustee shall determine not later than 2:00 p.m., eastern time, on the Business Day next succeeding a Note Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Indenture Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit B attached hereto to the Eligible Lender Trustee and the Surety Provider by telecopy or similar means and, if such Payment Default is cured, the Indenture Trustee shall immediately send a notice in substantially the form of Exhibit C attached hereto to the Eligible Lender Trustee and the Surety Provider by telecopy or similar means.

                   SECTION 2.5.2. CALCULATION OF ONE-MONTH LIBOR AND NON-PAYMENT RATE. The Indenture Trustee shall calculate One-Month LIBOR on each Class Rate Determination Date and shall notify the Eligible Lender Trustee of One-Month LIBOR. If a Payment Default shall have occurred, the Indenture Trustee shall calculate the Non-Payment Rate on the Class Rate Determination Date for (i) each Class Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Class Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Indenture Trustee of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties.

                   SECTION 2.6. ADDITIONAL PROVISIONS REGARDING THE CLASS INTEREST RATES ON THE SERIES 1996-2 NOTES. The determination of a Class Interest Rate by the Indenture Trustee or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Noteholders of the Class of Series 1996-2 Notes to which such Class Interest Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

                   In no event shall the cumulative amount of interest paid or payable on a Class of Series 1996-2 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 1996-2 Notes of such Class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 1996-2 Notes of such Class or related documents) calculated from the date of issuance of the Series 1996-2 Notes of such Class through any subsequent day during the term of the Series 1996-2 Notes of such Class or otherwise prior to payment in full of the Series 1996-2 Notes of such Class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 1996-2 Notes of such Class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 1996-2 Notes of such Class, or if the acceleration of the maturity of the Series 1996-2 Notes of such Class results in payment to or receipt by the Noteholder or any former Noteholder of the Series 1996-2 Notes of such Class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 1996-2 Notes of such Class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 1996-2 Notes of such Class shall be credited on the principal balance of the Series 1996-2 Notes of such Class (or, if the Series 1996-2 Notes of such Class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 1996-2 Notes of such Class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 1996-2 Notes of such Class and under the related documents.

                                   ARTICLE III

                                  DISTRIBUTIONS

                   Section 3.1 DISTRIBUTIONS OF INTEREST AND PRINCIPAL. The Indenture Trustee shall make distributions from and to the several Trust Accounts in the manner provided for in Section 5.5 of the Third Supplemental Sale and Servicing Agreement, as such Section may be amended from time to time.

                   Section 3.2 SELECTION OF NOTES TO RECEIVE PAYMENTS OF PRINCIPAL. On each Note Distribution Date for which the Class A-9 Notes are receiving a payment of principal, such principal will be distributed pro rata among all owners of the Class A-9 Notes as of the related Record Date based on the amount of Class A-9 Notes so owned, and such distributions may be made in amounts less than $50,000.

                   Notice of the specific Notes to receive payments of principal is to be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 15 days but no more than 30 days before the applicable Note Distribution Date at the address of the applicable Noteholder appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other Notes not affected by such failure or defect. All notices of payment are to state: (i) the applicable Note Distribution Date; (ii) the amount of principal to be paid, and
(iii) the Class of the Notes to be paid.

                                   ARTICLE IV

                                  MISCELLANEOUS

                   SECTION 4.1. ISSUER FOR THIS FOURTH TERMS SUPPLEMENT. This Fourth Terms Supplement is adopted pursuant to the provisions of the Master Indenture.

                   SECTION 4.2. COUNTERPARTS. This Fourth Terms Supplement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                   SECTION 4.3. INDENTURE CONSTITUTES A SECURITY AGREEMENT. This Fourth Terms Supplement constitutes a security agreement for the purposes of the Uniform Commercial Code.

                   SECTION 4.4. GOVERNING LAW. This Fourth Terms Supplement shall be governed by and construed in accordance with the laws of the State of New York.

                   SECTION 4.5. RATIFICATION OF MASTER INDENTURE. As supplemented by this Fourth Terms Supplement and each previously executed Terms Supplement, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture as so supplemented by this Fourth Terms Supplement and each previously executed Terms Supplement shall be read, taken and construed as one and the same instrument. Each addition to and amendment of the Master Indenture contained herein is solely for purposes of the Series 1996-2 Notes, and shall have no effect on any other Series of Notes issued pursuant to the Master Indenture. If any term of this Fourth Terms Supplement conflicts with any term of the Master Indenture or any previously executed Terms Supplement, this Fourth Terms Supplement shall control for purposes of the Series 1996-2 Notes. Notwithstanding the foregoing, the percentage set forth in clause (ii) of the definition of Specified Reserve Account Balance relating to each Series of Notes shall be 102.25%, or such other percentage as may be agreed to in writing by the Administrator and the Surety Provider. It is the express intention of the parties hereto that the Specified Reserve Account Balance shall be determined by reference to the aggregate outstanding principal balances of each Series of Notes and Certificates. Notice of any change to the definition of Specified Reserve Account Balance shall be given by the Administrator to the Rating Agencies.

                   IN WITNESS WHEREOF, the parties hereto have caused this Fourth Terms Supplement to be duly executed as of the day and year first above written.

                             CLASSNOTES TRUST 1995-I

                             By: DAUPHIN DEPOSIT BANK AND
                                 TRUST COMPANY, not in its
                                 individual capacity
Attest:                          but solely as Eligible
                                 Lender Trustee


By:/S/ Rex F. Hood        By:/s/ John A. Hayes
   Name: Rex F. Hood             Name:John A. Hayes
   Title: Assistant Secretary    Title: Vice President



Attest:                      BANKERS TRUST COMPANY, not in its
                             individual capacity but solely
                             as  Indenture Trustee,


                             By:/s/ Nicole M. Taylor
                             Name: Nicole M. Taylor
                             Title:Assistant Treasurer

CONSENTED TO:

AMBAC INDEMNITY CORPORATION


By: /s/ Richard Marsh
    Name: Richard Marsh
    Title:First Vice President


TRANS-WORLD INSURANCE COMPANY
  D/B/A EDUCAID


By: /s/ Harry Puglisi
    Name: Harry Puglisi
    Title:Treasurer

STATE OF NEW YORK,     )
                       )   ss.:
COUNTY OF NEW YORK,    )


                   BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared John A. Hayes, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Vice President of Dauphin Deposit Bank and Trust Company, not in its individual capacity but solely as Eligible Lender Trustee of CLASSNOTES TRUST 1995-I, a Pennsylvania trust, and that he executed the same as the act of said trust for the purpose and consideration therein expressed, and in the capacities therein stated.

                   GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 27th day of December, 1996.


                                           /s/ Moshe Heching
                                            Notary Public in and for
                                            the State of New York.


[SEAL]

My commission expires:

December 4, 1997

 STATE OF NEW YORK,     )
                        )   ss.:
COUNTY OF NEW YORK,     )


                   BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared Nicole M. Taylor, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Assistant Treasurer of BANKERS TRUST COMPANY, a New York banking corporation, and that she executed the same as the act of said corporation for the purpose and consideration therein expressed, and in the capacities therein stated.

                   GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 27th day of December, 1996.


                                           /s/ Moshe Heching
                                            Notary Public in and for
                                            the State of New York.


[SEAL]

My commission expires:

December 4, 1997

                                    EXHIBIT A

                           [FORM OF LIBOR RATE NOTES]

                             CLASSNOTES TRUST 1995-I
                     (f/k/a EDUCATION LOAN ALLIANCE 1995-I)
                               ASSET BACKED NOTES
                                  SERIES 1996-2

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL
AGENCY.

No.  A-9-_                                                     $__________
               FINAL                                  CLASS
              MATURITY              DATED             INTEREST
     CLASS    DATE                   DATE               RATE           CUSIP
     _____     _______             ______             ________        ______
       A-9                                       LIBOR + ____%
                                                 as herein
                                                 provided

REGISTERED NOTEHOLDER:                                 CEDE & CO.
                                                       __________________
PRINCIPAL AMOUNT:                                      __________________

                   CLASSNOTES TRUST 1995-I (formerly known as Education Loan Alliance 1995-I), a Pennsylvania business trust (the "Issuer"), for value received, promises to pay, from the sources herein described, to the Registered Noteholder identified above, or registered assigns, upon presentation and surrender hereof at the Corporate Trust Office of Bankers Trust Company, as Paying Agent, or at the principal office of any successor or additional Paying Agent, the Principal Amount identified above on the Final Maturity Date identified above, and to pay to the registered owner hereof, interest and principal hereon in lawful money of the United States of America at the Class Interest Rate on the dates as provided herein. Unless otherwise defined in this Series 1996-2 Note, capitalized terms used in this Series 1996-2 Note shall have the respective meanings given to such terms in the Master Indenture dated as of March 28, 1995 (the "Master Indenture"), as supplemented by the Fourth Terms Supplement dated as of December 27, 1996, (the "Fourth Terms Supplement" and, together with the Master Indenture, the "Indenture") between the Issuer and Bankers Trust Company, as Indenture Trustee.

                   This Series 1996-2 Note is one of a duly authorized issue of notes of the Issuer designated as "ClassNotes Trust 1995-I Asset-Backed Notes, Series 1996-2" (herein referred to collectively as the "Series 1996-2 Notes"), in the aggregate principal amount of $140,000,000 issued under the Indenture. The Series 1996-2 Notes are issued to finance the acquisition and consolidation of Financed Student Loans, and to make certain deposits to the Pledged Accounts.

                   The Master Indenture provides for the issuance, from time to time, under the conditions, limitations and restrictions set forth therein, of additional notes on a parity with all Series of obligations issued or to be issued under the Indenture, for the purpose of providing additional funds for the acquisition and consolidation of Financed Student Loans (said additional notes, together with Series 1996-2 Notes, being collectively referred to herein as the "Notes").

                   The Notes are secured under the Indenture which, together with certain other documents, assigns to the Indenture Trustee for the benefit of the Noteholders all the rights and remedies of the Issuer under certain Financed Student Loans and rights under various contracts providing for the issuance, guarantee and servicing of such Financed Student Loans. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Notes, definitions of certain capitalized terms used in this Series 1996-2 Note, the nature and the extent of the liens and security of the Indenture, the collection and disposition of revenues, the funds charged with and pledged to the payment of the principal of and the interest on the Notes, the terms and conditions under which additional Notes may be issued, the rights, duties and immunities of the Indenture Trustee, the rights of the registered owners of the Notes, and the rights and obligations of the Issuer. By the acceptance of this Series 1996-2 Note, the registered owner hereof assents to all of the provisions of the Indenture.

                   The unpaid principal amount hereof from time to time outstanding shall bear interest at a Class Interest Rate, as described below, payable on each applicable Note Distribution Date to the extent of interest accrued on the principal then outstanding, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for. Interest at a Class Interest Rate established pursuant to the Fourth Terms Supplement shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                   During the Initial Period, this Series 1996-2 Note shall bear interest at the Class Initial Rate equal to the rate set forth in the Fourth Terms Supplement. Thereafter, this Series 1996-2 Note generally shall bear interest at a Class Interest Rate equal to One-Month LIBOR plus the margin set forth in the Fourth Terms Supplement.

                   If the LIBOR Rate for the Series 1996-2 Notes is greater than the Net Loan Rate, then the Class Interest Rate applicable to the Series 1996-2 Notes for that Interest Period will be the Net Loan Rate. If the Class Interest Rate applicable to the Series 1996-2 Notes for any Interest Period is the Net Loan Rate, the Indenture Trustee shall determine the Noteholders' Interest Carryover, if any, with respect to the Series 1996-2 Notes for such Interest Period. Such Noteholders' Interest Carryover shall bear interest calculated at a rate equal to One-Month LIBOR from the Note Distribution Date for each Interest Period with respect to which such Noteholders' Carryover was calculated until paid. For purposes of this Series 1996-2 Note, any reference to "principal" or "interest" herein shall not include within the meaning of such words Noteholders' Interest Carryover or any interest accrued on any such Noteholders' Interest Carryover. Such Noteholders' Interest Carryover shall be calculated by the Indenture Trustee during such Interest Period in sufficient time for the Indenture Trustee to give notice to each Noteholder of such Noteholders' Interest Carryover as required in the next succeeding sentence. On the Note Distribution Date for an Interest Period with respect to which such Noteholders' Interest Carryover has been calculated by the Indenture Trustee, the Indenture Trustee shall give written notice to each Noteholder of the Noteholders' Interest Carryover applicable to each Noteholder's Series 1996-2 Notes, which written notice may accompany the payment of interest by check made to each such Noteholder on such Note Distribution Date or otherwise shall be mailed on such Note Distribution Date by first class mail, postage prepaid, to each such Noteholder at such Noteholder's address as it appears on the registration books maintained by the Registrar. Such notice shall state, in addition to such Noteholders' Interest Carryover, that, unless and until the Final Maturity Date for such Series 1996-2 (after which no Noteholders' Interest Carryover (and all accrued interest thereon) shall be paid with respect to a Series 1996-2 Note),
(i) the Noteholders' Interest Carryover (and interest accrued thereon calculated on the basis of One-Month LIBOR) shall be paid by the Indenture Trustee on a Series 1996-2 Note on the first occurring Note Distribution Date for a subsequent Interest Period if and to the extent that (1) during such Interest Period no additional Noteholders' Interest Carryover is accruing on the Series 1996-2 Notes and (2) moneys are available on such Note Distribution Date pursuant to the terms of the Fourth Terms Supplement in an amount sufficient to pay all or a portion of such Noteholders' Interest Carryover and (ii) interest shall accrue on the Noteholders' Interest Carryover at a rate equal to One-Month LIBOR until such Noteholders' Interest Carryover is paid in full or is cancelled.

                   The Noteholders' Interest Carryover for the Series 1996-2 Notes shall be paid by the Indenture Trustee on Outstanding Series 1996-2 Notes on the first occurring Note Distribution Date for a subsequent Interest Period if and to the extent that (i) during such Interest Period, no additional Noteholders' Interest Carryover is accruing on the Series 1996-2 Notes and (ii) on such Note Distribution Date there are sufficient moneys available pursuant to the terms of the Fourth Terms Supplement to pay all or a portion of the Noteholders' Interest Carryover due on the Series 1996-2 Notes on such Note Distribution Date. Any Noteholders' Interest Carryover (and any interest accrued thereon) on any Series 1996-2 Note which is due and payable on the related Final Maturity Date, shall be paid to the Noteholder thereof on said Final Maturity Date to the extent that moneys are available therefor in accordance with the Fourth Terms Supplement; provided, however, that any Noteholders' Interest Carryover (and any interest accrued thereon) which is not yet due and payable on said Final Maturity Date shall be cancelled with respect to said Series 1996-2 Note on said Final Maturity Date. To the extent that any portion of the Noteholders' Interest Carryover remains unpaid after payment of a portion thereof, such unpaid portion of the Noteholders' Interest Carryover shall be paid in whole or in part until fully paid by the Indenture Trustee on the next occurring Note Distribution Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the immediately preceding sentence are satisfied.

                   The Note Distribution Date in such subsequent Interest Period on which such Noteholders' Interest Carryover for the Series 1996-2 Notes shall be paid shall be determined by the Indenture Trustee in accordance with the provisions of the immediately preceding paragraph, and the Indenture Trustee shall make payment of the Noteholders' Interest Carryover in the same manner as, and from the same account from which, it pays interest on the Series 1996-2 Notes on a Note Distribution Date.

                   Distributions of principal will made on each Note Distribution Date to the Class of Notes with the earliest Final Maturity Date in the manner described in the Third Supplemental Sale and Servicing Agreement. On each Note Distribution Date for which the Class A-9 Notes are receiving a payment of principal, such principal will be distributed pro rata among all owners of the Class A-9 Notes as of the related Record Date based on the amount of Class A-9 Notes so owned, and such distributions may be made in amounts less than $50,000.

                   If an Event of Default as defined in the Indenture occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, the Indenture Trustee and the Noteholder hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.

                   The Noteholder of this Series 1996-2 Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

                   The transfer of this Series 1996-2 Note may be registered only upon surrender hereof to the Indenture Trustee together with an assignment duly executed by the registered owner or its attorney or legal representative in such form as shall be satisfactory to the Indenture Trustee. Upon any such registration of transfer of this Series 1996-2 Note and subject to the payment of any fees and charges as provided by the Indenture, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange for this Series 1996- 2 Note a new Series 1996-2 Note or Notes registered in the name of the transferee, in any denomination or denominations authorized by the Indenture, of the same maturity and in an aggregate principal amount equal to the unredeemed principal amount of this Series 1996-2 Note and bearing the same interest as this Series 1996-2 Note.

                   In any case where the date fixed for the payment of principal of or interest on this Series 1996-2 Note shall not be a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

                   It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the execution and delivery of the Indenture and issuance of this Series 1996-2 Note have happened, do exist and have been performed in due time, form and manner as required by law.

                   This Series 1996-2 Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been manually signed by the Indenture Trustee.

                   IN WITNESS WHEREOF, the Issuer has caused this Series 1996-2 Note to be executed in its name by the manual or facsimile signature of an Authorized Officer and the manual or facsimile signature of an Assistant Secretary, and has caused its corporate seal or a facsimile thereof to be hereto affixed.

                             CLASSNOTES TRUST 1995-I


                             By: DAUPHIN DEPOSIT BANK AND TRUST COMPANY, not in its individual capacity but solely as Eligible Lender Trustee



                            By:__________________________________________


(SEAL)

Attest:
__________________________
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

                   This Note is one of the Series 1996-2 Notes designated in and issued under the provisions of the within mentioned Indenture.

BANKERS TRUST COMPANY
New York, New York, as
Indenture Trustee


By:__________________________________
    Authorized Representative


Date of Authentication:


-----------------------

                                   ASSIGNMENT


                           FOR VALUE RECEIVED the undersigned hereby sells,
 assigns and transfers unto                                           , the
within Note and irrevocably appoints                             ,
attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ___________                              ___________________________

NOTICE:  The signature to                        Signature Guaranteed:
this assignment must
correspond with the name as                      ___________________________
it appears upon the face of
the within Note in every par-
ticular, without any alter-
ation whatsoever.

Name and Address:__________________________

Tax Identification Number or
Social Security Number(s):___________________________


                        [END OF FORM OF LIBOR RATE NOTES]

                                    EXHIBIT B

                             CLASSNOTES TRUST 1995-I
                  ASSET BACKED NOTES, SERIES 1996-2, CLASS A-9


                            NOTICE OF PAYMENT DEFAULT

                   NOTICE IS HEREBY GIVEN that an Event of Default has occurred and is continuing with respect to the Notes identified above. The Class Interest Rate for the Series 1996- 2, Class A-9 Notes for the next succeeding Interest Period shall be the Non-Payment Rate.


                             BANKERS TRUST COMPANY,
                              as Indenture Trustee


Dated:                       By:______________________________
                                Name:
                                Title:

                                    EXHIBIT C


                             CLASSNOTES TRUST 1995-I
                  ASSET BACKED NOTES, SERIES 1996-2, CLASS A-9


                        NOTICE OF CURE OF PAYMENT DEFAULT


                   NOTICE IS HEREBY GIVEN that an Event of Default with respect to the Notes identified above has been waived or cured. The next Note Distribution Date is ______________________________.

                             BANKERS TRUST COMPANY,
                              as Indenture Trustee


Dated:                       By:_________________________
                                Name:
                                Title: